EXHIBIT 4.6

19 December 2003

ALSTOM

as Borrower

BNP PARIBAS

CITIBANK INTERNATIONAL PLC

and

HSBC INVESTMENT BANK plc

as Arrangers

THE BANKS NAMED HEREIN

and

BNP PARIBAS

as Agent

DEED OF AMENDMENT

Relating to the €1,110,000,000

Multicurrency Revolving

Credit Agreement

dated 3 August 2001

THIS DEED OF AMENDMENT is made on 19 December 2003

BETWEEN:

(1)	ALSTOM, a French société anonyme having its registered office at 25, avenue Kléber, 75116 Paris and registered with the Commercial and Companies Register of Paris under number 389 058 447 (the Borrower);

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed as “Banks” on the signature pages of the Multicurrency Revolving Credit Agreement (the Banks); and

(3)	BNP PARIBAS as agent for the Banks (in this capacity, the Agent).

WHEREAS:

(A) On 3 August 2001, the Parties entered into a multicurrency revolving credit agreement in an initial maximum aggregate amount of €1,110,000,000, as amended by an Amendment Letter dated 28 March 2002 and as amended and restated by a Second Amendment Agreement dated 8 April 2003 (together, the Multicurrency Revolving Credit Agreement).

(B) The Parties have now agreed that the Multicurrency Revolving Credit Agreement should be amended on the terms set out in this Deed.

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

Definitions

1.1 Words and expressions defined in the Multicurrency Revolving Credit Agreement shall, unless otherwise defined in this Deed or save as the context otherwise requires, bear the same meaning in this Deed.

Interpretation

1.2 References in this Deed to:

(a)	a Clause or Schedule shall be to a Clause of, or Schedule to this Deed;

(b)	a Party shall be to a party to this Deed and Parties shall be construed accordingly; and

(c)	an agreement or another document is a reference to that agreement or other document as may be amended, assigned, varied, novated or replaced from time to time, as the case may be.

Index and headings

1.3 The index and headings of Clauses of this Deed are for convenience only and are to be ignored in construing this Deed.

2.	CONDITIONS PRECEDENT

Conditions Precedent

2.1 This Deed shall become effective upon execution and delivery of this Deed by each Party and on written confirmation by the Agent that it has received a copy of each of each of the following documents (in each case in form and substance reasonably satisfactory to it):

(a)	a legal opinion of Lovells, legal advisers to the Borrower, as to French law and addressed to each of the Parties other than the Borrower relating to capacity and the legal and binding nature of the entry by the Borrower into this Deed;

(b)	a legal opinion of Freshfields Bruckhaus Deringer, legal advisers to the Borrower, as to English law and addressed to each of the Parties other than the Borrower relating to the legal and binding nature of the entry by the Borrower into this Deed;

(c)	a certified copy of a delegation of authority granted by Patrick Kron on behalf of the Borrower in favour of Philippe Jaffré, and a certified copy of a delegation of authority granted by Philippe Jaffré on behalf of the Borrower in favour of any and all of Marc Haestier, Pierre-Jean Bosio and Olivier Klaric authorising any of them on behalf of the Borrower to negotiate and sign this Deed and any other agreements, letters, documents, confirmations, certificates and notices required in connection with this Deed;

(d)	a certified copy of the letter delivered to BNP Paribas on 30 September 2003 regarding, inter alia, the Net Cash Proceeds of T&D; and

(e)	the PwC Report dated 13 November 2003.

3.	AMENDMENT AND RESTATEMENT

Amendment and restatement

3.1 Each of the Parties hereby agrees that the Multicurrency Revolving Credit Agreement shall be amended and restated in accordance with the terms of this Deed (together with the Amendment Letter and the Second Amendment Agreement, the Amendment Agreements),

and that the amended and restated Multicurrency Revolving Credit Agreement set out in Schedule 2 shall be binding on the Parties with effect from the date of this Deed.

Cumulative blackline

3.2 A copy of the amended and restated Multicurrency Revolving Credit Agreement, showing the amendments made pursuant to the terms of the Amendment Agreements in a cumulative blackline format, is set out in Schedule 3 for information purposes only.

4.	MISCELLANEOUS

No waiver

4.1 No failure or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Deed shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

Further assurance

4.2 The provisions of the Multicurrency Revolving Credit Agreement, as amended by this Deed, shall continue in full force and effect and each of the Parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or desirable to give effect to the amendments effected pursuant to this Deed.

Entire agreement

4.3 This Deed sets out the entire agreement and understanding between the Parties in respect of the subject matter of this Deed and each Party agrees that:

(a)	it has not entered into this Deed in reliance upon any representation, warranty or undertaking of any other Party which is not expressly set out or referred to in the Multicurrency Revolving Credit Agreement; and

(b)	this Clause 4.3 shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation by a Party.

Invalidity

4.4 If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other provision of this Deed.

Counterparts

4.5 This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

5.	NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

6.	GOVERNING LAW AND JURISDICTION

Governing law

6.1 This Deed shall be governed by and construed in accordance with the laws of England.

Jurisdiction

6.2 Each of the Parties irrevocably agrees that the High Court of Justice in England is to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that, accordingly, any legal action or proceedings arising out of or in connection with this Deed may be brought in that court and each of the Parties irrevocably submits to the jurisdiction of such court.

IN WITNESS whereof this Deed has been executed and delivered by or on behalf of the Parties this day and year first before written.

The Borrower

EXECUTED and DELIVERED	)
as a DEED on behalf of	)
ALSTOM	)
a company incorporated in France	)
by: Pierre-Jean Bosio	)
being a person who, in accordance with	)
the laws of France, is acting under the	)
authority of ALSTOM	)

Each in its capacity as Bank

EXECUTED and DELIVERED	)
as a DEED on behalf of BNP PARIBAS	)
a company incorporated in France	)
by: Patrick d’Hérouville	)
being a person who, in accordance with	)
the laws of France, is acting under the	)
authority of BNP PARIBAS	)

EXECUTED and DELIVERED	)
as a DEED on behalf of	)
JPMORGAN CHASE BANK, PARIS BRANCH	)
a company incorporated in England	)
by: Olivier Grandry	)
being a person who, in accordance with	)
the laws of England, is acting under the	)
authority of	)
JPMORGAN CHASE BANK, PARIS BRANCH	)

In its capacity as Agent

EXECUTED and DELIVERED	)
as a DEED on behalf of BNP PARIBAS	)
a company incorporated in France	)
by: Patrick d’Hérouville	)
being a person who, in accordance with	)
the laws of France, is acting under the	)
authority of BNP PARIBAS	)

The other Banks

IN WITNESS whereof Patrick d’Hérouville of BNP Paribas, 37 place du Marché Saint-Honoré, 75001, Paris, France, as attorney of each of the Banks listed on Schedule 1 and by virtue of a power of attorney of each such Banks, respectively, has executed and delivered this Deed this day and year first before written.

EXECUTED and DELIVERED	)
as a DEED by Patrick d’Hérouville	)
as attorney for each Bank listed on Schedule 1)
in the presence of:	)

Witness	-	Signature:
		Name:	Kristi Green
		Address:	69 bld. Haussmann, 75008 Paris

SCHEDULE 1

BANKS SIGNING BY POWER OF ATTORNEY

ABN AMRO BANK N.V.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

BANC OF AMERICA SECURITIES LIMITED

BANK ONE, NA

BANQUE DE CHINE, SUCCURSALE DE PARIS (BANK OF CHINA, PARIS BRANCH)

BARCLAYS BANK PLC

CITIBANK INTERNATIONAL PLC

CITIGROUP FINANCIAL PRODUCTS INC.

CREDIT AGRICOLE MUTUEL DE PARIS ET D’ILE DE FRANCE

CREDIT INDUSTRIEL ET COMMERCIAL

CREDIT LYONNAIS

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH

DEUTSCHE BANK AG, LONDON BRANCH

DEUTSCHE BANK AG, SUCCURSALE DE PARIS

DEXIA BANK BELGIUM SA

DRESDNER BANK AG

FORTIS BANQUE FRANCE

HSBC BANK PLC PARIS BRANCH

HSBC/CCF

ING BANK (FRANCE) SA

LLOYDS TSB BANK PLC

NATEXIS BANQUES POPULAIRES

SOCIETE GENERALE

SUMITOMO MITSUI BANKING CORPORATION

THE BANK OF TOKYO-MITSUBISHI, LTD.

THE ROYAL BANK OF SCOTLAND PLC

WESTLB AG PARIS BRANCH

SCHEDULE 2

AMENDED AND RESTATED

MULTICURRENCY REVOLVING CREDIT AGREEMENT

See attached 109 pages.

SCHEDULE 3

BLACKLINED MULTICURRENCY REVOLVING CREDIT AGREEMENT

See attached 142 pages.